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                                                              January 13, 2004


Exelon Corporation
Exelon Capital Trust I
Exelon Capital Trust II
Exelon Capital Trust III
10 South Dearborn Street - 37th Floor
P.O. Box 805379
Chicago, Illinois 60680

Dear Ladies and Gentlemen:

         We have acted as United States tax counsel to Exelon Corporation, a Pennsylvania corporation (the "Company"), and Exelon Capital Trust I, Exelon Capital Trust II and Exelon Capital Trust III, each a statutory trust formed under the laws of the State of Delaware (each a "Trust" and, collectively, the "Trusts"), in connection with the preparation of a Registration Statement on Form S-3 (such Registration Statement, including the prospectus supplement relating to the Trusts' trust preferred securities that was a part thereof, is referred to herein as the "Registration Statement") which was filed by the Company and the Trust with the Securities and Exchange Commission (the "Commission") on September 5, 2003, under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of (i) debt securities, common stock, stock purchase contracts and stock purchase units, preferred stock and subordinated debt securities of the Company and (ii) trust preferred securities of the Trusts and related guarantees of the Company.

         We are familiar with the proceedings to date with respect to the Registration Statement and have examined such records, documents and questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion. In addition, we have assumed that (i) each Trust will be operated strictly in accordance with the terms of the form of Amended and Restated Declaration of Trust attached as
Exhibit 4.11 to the Registration Statement, (ii) there will be no change in the laws or regulations currently applicable to the Company and the Trusts, (iii) such laws and regulations will be the only laws and regulations applicable to the Company and the Trusts and (iv) there will be no change in the administrative or judicial interpretations of such laws and regulations.

Exelon Corporation
Exelon Capital Trust I
Exelon Capital Trust II
Exelon Capital Trust III
January 9, 2004
Page 2 of 2

         Based upon and subject to the foregoing, the statements set forth in the Registration Statement under the headings "Description of Trust Preferred Securities - United States Federal Income Tax Consequences," to the extent they constitute matters of federal income tax law or legal conclusions with respect thereto, set forth our opinion that under then current law and subject to the assumptions noted above, each of the trusts will be characterized for United States federal income tax purposes as a "grantor trust" and not as an association or publicly traded partnership taxable as a corporation. If a trust is properly characterized as a grantor trust, the trust will not be subject to United States federal income taxes and each beneficial owner of trust preferred securities will be treated for such purposes as owning a pro rata undivided interest in the subordinated debt securities, and will be required to include in income any income with respect to the owner's allocable share of those subordinated debt securities.

         In giving the foregoing opinion, we express no opinion as to the laws of any jurisdiction other than the law of the United States of America.

         This opinion letter is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. This opinion is rendered as of the date hereof based on the law and facts in existence on the date hereof, and we do not undertake, and hereby disclaim, any obligation to advise you of any changes in law or fact, whether or not material, which may be brought to our attention at a later date.

         We hereby consent to the filing of this opinion with the Commission as
Exhibit 8-1 to the Registration Statement. We also consent to the use of our name under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Commission promulgated thereunder.


                                      Very truly yours,

                                      /s/ Ballard Spahr Andrews & Ingersoll, LLP